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                                                                     EXHIBIT 4.4

                             NEOTHERAPEUTICS, INC.

                         REGISTRATION RIGHTS AGREEMENT


                This Registration Rights Agreement (this "Agreement") is made and entered into as of December 18, 2000, between NeoTherapeutics, Inc., a Delaware corporation (the "Company"), and Societe Generale, a bank organized under the laws of France (the "Purchaser").

                WHEREAS, the Company, the Purchaser and Neogene Technologies, Inc. ("Neogene"), a California corporation, have entered into that certain Securities Purchase Agreement, dated as of the date hereof (the "Purchase Agreement"), pursuant to which, among other things, the Company has issued to the Purchaser NeoTherapeutics Warrants and Purchaser is entitled, subject to certain conditions, to exchange Preferred Shares issued by Neogene for NeoTherapeutics Preferred;

                WHEREAS, pursuant to the terms of, and in partial consideration for, the Purchaser's agreement to enter into the Purchase Agreement, the Company has agreed to provide the Purchaser with certain registration rights with respect to the Registrable Securities (as defined below);

                NOW, THEREFORE, in consideration of the premises, the representations, warranties, covenants and agreements contained herein and in the Purchase Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, intending to be legally bound hereby, the parties hereto agree as follows:


        1. Definitions

                Capitalized terms used and not otherwise defined herein that are defined in the Purchase Agreement shall have the meanings given such terms in the Purchase Agreement. As used in this Agreement, the following terms shall have the following meanings:

                "Advice" shall have meaning set forth in Section 6(e).

                "Affiliate" means, with respect to any Person, any other Person that directly or indirectly controls or is controlled by or under common control with such Person. For the purposes of this definition, "control," when used with respect to any Person, means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise; and the terms of "affiliated," "controlling" and "controlled" have meanings correlative to the foregoing.

                "Business Day" means any day except Saturday, Sunday and any day which shall be a federal legal holiday or a day on which banking institutions in the State of New York and California generally are authorized or required by law or other governmental action to close.

                "Closing Date" shall have the meaning set forth in the Purchase Agreement.

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                "Commission" means the Securities and Exchange Commission.

                "Common Stock" means the Company's common stock, $.001 par value per share, and any other securities into which such stock shall hereafter be redistributed or recapitalized.

                "Effectiveness Date" means the 180th day following the Closing Date.

                "Effectiveness Period" shall have the meaning set forth in
Section 2(a).

                "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                "Filing Date" means the 90th day following the Closing Date.

                "Holder" or "Holders" means the holder or holders, as the case may be, from time to time of Registrable Securities.

                "Indemnified Party" shall have the meaning set forth in Section 5(c).

                "Indemnifying Party" shall have the meaning set forth in Section 5(c).

                "Losses" shall have the meaning set forth in Section 5(a).

                "NeoTherapeutics Preferred" means the Company's Series C Convertible Preferred Stock, par value $.001 per share.

                "NeoTherapeutics Warrants" shall have the meaning set forth in the Purchase Agreement.

                "Person" means an individual or a corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.

                "Preferred Shares" shall have the meaning set forth in the Purchase Agreement.

                "Proceeding" means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

                "Prospectus" means the prospectus included in a Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

                "Registration Delay Payments" shall have the meaning set forth in Section 2(f).



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                "Registrable Securities" means the shares of Common Stock
issuable (i) upon conversion of the shares of NeoTherapeutics Preferred issued in exchange for the Preferred Shares pursuant to the Purchase Agreement, (ii) upon exercise of the NeoTherapeutics Warrants, and (iii) as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares listed in clauses (i), (ii) and this clause
(iii); provided, that the foregoing definition shall exclude in all cases any Registrable Securities sold or transferred by a Holder in a transaction in which such Holder's rights under this Agreement are not assigned.

                "Registration Statement" means the registration statement and any additional registration statement contemplated by Section 2(a), including (in each case) the Prospectus, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

                "Rule 144" means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any rule or regulation hereafter adopted by the Commission to replace such Rule.

                "Rule 415" means Rule 415 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any rule or regulation hereafter adopted by the Commission to replace such Rule.

                "Rule 424" means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any rule or regulation hereafter adopted by the Commission to replace such Rule.

                "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                "Special Counsel" means one special counsel to the Holders for which the Holders will be reimbursed by the Company pursuant to Section 4.

                "Underwritten Registration or Underwritten Offering" means a registration in connection with which securities of the Company are sold to an underwriter for reoffering to the public pursuant to an effective registration statement.

        2. Shelf Registration

                (a) The Company shall prepare and file with the Commission, on or prior to the Filing Date, a Registration Statement covering the resale of all Registrable Securities on a continuous basis pursuant to Rule 415, unless the Holders shall elect to effect an Underwritten Offering pursuant to Section 2(d) hereof. The Registration Statement shall be on Form S-3 (except if the Company is not then eligible to register for resale the Registrable Securities on Form S-3, in which case such registration shall be on another appropriate form). The Company shall use its best efforts to cause the Registration Statement to be declared effective under the Securities Act as promptly as possible after the filing thereof, but in any event prior to the



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Effectiveness Date, and shall use its best efforts to keep such Registration
Statement continuously effective under the Securities Act until the date which is five years after the date that the Registration Statement is declared effective by the Commission or such earlier date when all Registrable Securities covered by such Registration Statement have been sold or may be sold without volume or manner of sale restrictions pursuant to Rule 144(k) as determined by the counsel to the Company pursuant to a written opinion letter to such effect, addressed and acceptable to the Company's transfer agent (the "Effectiveness Period"), provided, that the Company shall not be deemed to have used its best efforts to keep the Registration Statement effective during the Effectiveness Period if it voluntarily takes any action that would result in the Holders not being able to sell the Registrable Securities covered by such Registration Statement during the Effectiveness Period, unless such action is required under applicable law, is taken by the Company in good faith and for valid business reasons, or the Company has filed a post-effective amendment to the Registration Statement and the Commission has not declared it effective.

                (b) If the Company in good faith expects to file a registration statement, other than the Registration Statement, covering any of its securities within 60 days of the Closing Date, the Company may (provided that such registration statement is in fact filed within such 60-day period) effect the registration of Registrable Securities required hereunder as a "piggyback" registration in connection with such other registration, in which event the registration statement filed in connection with such other registration shall be deemed to be the Registration Statement for the purposes of this Agreement.

                (c) The initial Registration Statement to be filed hereunder shall include (but not be limited to) a number of shares of Common Stock equal to no less than the sum of (i) 200% of the number of shares of Common Stock that would be issuable upon conversion in full of the NeoTherapeutics Preferred, assuming (A) that all of the Preferred Shares were exchanged for shares of NeoTherapeutics Preferred as provided by the Purchase Agreement on the Closing Date, (B) that all dividends are paid in shares of Common Stock, (C) that the NeoTherapeutics Preferred remain outstanding for five years, and (D) that the conversion price applicable to the NeoTherapeutics Preferred is determined as if the NeoTherapeutics Preferred were converted on the business day preceding the date of initial filing of the Registration Statement, and (ii) the maximum number of shares of Common Stock issuable upon exercise in full of the NeoTherapeutics Warrants (the sum of (i) and (ii), the "Initial Minimum").

                (d) If the Holders of a majority of the Registrable Securities then outstanding so elect, an offering of Registrable Securities pursuant to a Registration Statement may be effected in the form of an Underwritten Offering. In such event, and, if the managing underwriters advise the Company and such Holders in writing that in their opinion the amount of Registrable Securities proposed to be sold in such Underwritten Offering exceeds the amount of Registrable Securities which can be sold in such Underwritten Offering, there shall be included in such Underwritten Offering the amount of such Registrable Securities which in the opinion of such managing underwriters can be sold, and such amount shall be allocated pro rata among the Holders proposing to sell Registrable Securities in such Underwritten Offering and among other persons with registration rights not subordinate to those of the Holders that are participating in the Underwritten Offering.



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                (e) If any of the Registrable Securities are to be sold in an
Underwritten Offering, the investment banker that will administer the offering will be selected by the Holders of a majority of the Registrable Securities included in such offering upon consultation with the Company. No Holder may participate in any Underwritten Offering hereunder unless such Holder (i) agrees to sell its Registrable Securities on the basis provided in any underwriting agreements approved by the Persons entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such arrangements.

                (f) If (i) a Registration Statement is not filed on or before the Filing Date (if the Company files such Registration Statement without affording the Holder the opportunity to review and comment on the same as required by Section 3(a) hereof, the Company shall not be deemed to have satisfied this clause (i)), or (ii) a Registration Statement filed hereunder is not declared effective by the Commission on or before the Effectiveness Date, or
(iii) after a Registration Statement has been declared effective by the Commission, such Registration Statement is either not effective as to all Registrable Securities required to be covered thereby for more than seven (7) consecutive days throughout the Effectiveness Period or the Holders are not permitted for any reason to make sales for more than seven (7) consecutive days thereunder throughout the Effectiveness Period, or (iv) trading in the Common Stock shall be suspended from the NASDAQ (as defined herein) or a Subsequent Market (as defined herein) for more than (3) consecutive Business Days, or six
(6) Business Days (which need not be consecutive days) in the aggregate, throughout the Effectiveness Period (any such failure or breach being referred to as an "Event," and for purposes of clauses (i) and (ii) the date on which such Event occurs, or for purposes of clause (iii) the date on which such seven
(7) consecutive day period is exceeded, or for purposes of clause (iv) either such third (3rd) Business Day or the date on which such six (6) Business Day period is exceeded, being referred to as an "Event Date"), then, in any such case, as partial relief for the damages suffered therefrom by the Holder (which remedy shall not be exclusive of any other remedies available at law or in equity), the Company shall, on the Event Date and on each monthly anniversary of the Event Date (unless, in the case of commitments otherwise payable on any monthly anniversary of the Event Date, the triggering Event is cured prior to such monthly anniversary) until cured, pay to the Holder an amount in cash, as liquidated damages for the estimated cost to the Holders of not having liquid securities in the time contemplated by the Purchase Agreement and not as a penalty, equal to 2% of the Purchase Price (as defined in the Purchase Agreement) paid by such Holder. The payments to which the Holders shall be entitled pursuant to this Section are referred to herein as "Registration Delay Payments." Registration Delay Payments shall be paid within five (5) Business Days of the Event Date and each monthly anniversary thereof, as applicable. If the Company fails to make Registration Delay Payments in a timely manner, the unpaid portion of such Registration Delay Payments shall bear interest at the rate of 2.0% per month (or the maximum rate permitted by law), pro-rated for partial months, until paid in full.


        3. Registration Procedures

                In connection with the Company's registration obligations hereunder, the Company shall:



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                (a) Prepare and file with the Commission on or prior to the
Filing Date, a Registration Statement on Form S-3 (or if the Company is not then eligible to register for resale the Registrable Securities on Form S-3 such registration shall be on another appropriate form determined by the Company which shall contain the "Plan of Distribution" substantially in the form attached hereto as Exhibit A, and use its best efforts to cause the Registration Statement to become effective and remain effective as provided herein; provided, however, that not less than five (5) Business Days prior to the filing of a Registration Statement or any related Prospectus and not less than one (1) Business Day prior to the filing of any amendment or supplement thereto (including any document that would be incorporated or deemed to be incorporated therein by reference), the Company shall, (i) furnish to the Holders, their Special Counsel and any managing underwriters copies of all such documents proposed to be filed, which documents (other than those incorporated or deemed to be incorporated by reference) will be subject to the reasonable review of such Holders, their Special Counsel and such managing underwriters, and (ii) cause its officers and directors, counsel and independent certified public accountants to respond to such inquiries as shall be necessary, in the reasonable opinion of respective counsel to such Holders and such underwriters, to conduct a reasonable investigation within the meaning of the Securities Act. The Company shall not file the Registration Statement or any such Prospectus or any amendments or supplements thereto to which the Holders of a majority of the Registrable Securities, their Special Counsel, or any managing underwriters, shall reasonably object on a timely basis.

                (b) (i) Prepare and file with the Commission such amendments, including post-effective amendments, to the Registration Statement as may be necessary to keep the Registration Statement continuously effective as to the Registrable Securities for the Effectiveness Period; (ii) cause the related Prospectus to be amended or supplemented by any required Prospectus supplement, and as so supplemented or amended to be filed pursuant to Rule 424; (iii) respond as promptly as reasonably possible, and in any event within ten (10) days, to any comments received from the Commission with respect to the Registration Statement or any amendment thereto and as promptly as reasonably possible provide the Holders true and complete copies of all correspondence from and to the Commission relating to the Registration Statement; and (iv) comply in all material respects with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all Registrable Securities covered by the Registration Statement during the applicable period in accordance with the intended methods of disposition by the Holders thereof set forth in the Registration Statement as so amended or in such Prospectus as so supplemented.

                (c) If the number of outstanding Registrable Securities at any time exceeds 85% of the number of shares of Common Stock then covered by a Registration Statement, the Holders of a majority of the then outstanding Registrable Securities may request that the Company file an additional Registration Statement (or if the initial Registration Statement has not been declared effective, amend such Registration Statement) covering, together with Registrable Securities covered by the initial Registration Statement, the resale of a number of Registrable Securities equal to the lesser of (a) the Initial Minimum (as calculated to reflect, among other things, the conversion price that would be applicable to the NeoTherapeutics Preferred if the NeoTherapeutics Preferred were converted on the business day preceding the date of filing of such new Registration Statement (or such amendment)) and (b) the Issuable Maximum (as defined in the Terms of Convertible Preferred Stock of NeoTherapeutics, which is



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attached to the Purchase Agreement as Exhibit J thereto). The Company shall have thirty (30) days to file such additional Registration Statements after its receipt of notice of such request from such Holders, and the provisions of this
Section 3 shall apply to any such Registration Statement.

                (d) File such supplements or attach "stickers" to the Registration Statement or Prospectus as and when required by the Commission to evidence a material amount of resales by a Holder pursuant to a Prospectus. In connection therewith, if such supplements or "stickers" are periodically required by the Commission, the Company shall, within four (4) Business Days, file such supplements or attach such "stickers" whenever a Holder has sold 50% of the Registrable Securities covered by the then outstanding Prospectus (as last supplemented or "stickered") in order to cover 100% of the number of the outstanding Registrable Securities.

                (e) Notify the Holders of Registrable Securities to be sold, their Special Counsel and any managing underwriters as promptly as reasonably possible (and, in the case of (i)(A) below, not less than five (5) Business Days (or, in the case of a supplement or "sticker" required to be filed or attached pursuant to Section 3(d), within one (1) Business Day) prior to such filing) and, if requested by any such Person, confirm such notice in writing no later than one (1) Business Day following the day (i)(A) when a Prospectus or any Prospectus supplement (other than a prospectus filed under Rule 424) or post-effective amendment to the Registration Statement is proposed to be filed;
(B) when the Commission notifies the Company whether there will be a "review" of such Registration Statement and whenever the Commission comments in writing on such Registration Statement the Company shall provide true and complete copies thereof and all written responses thereto to each of the Holders; and (C) with respect to the Registration Statement or any post-effective amendment, when the same has become effective; (ii) of any request by the Commission or any other Federal or state governmental authority for amendments or supplements to the Registration Statement or Prospectus or for additional information; (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement covering any or all of the Registrable Securities or the initiation of any Proceedings for that purpose; (iv) and in the case of Underwritten Offerings, if at any time any of the representations and warranties of the Company contained in any agreement (including any underwriting agreement) contemplated hereby ceases to be true and correct in all material respects; (v) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any Proceeding for such purpose; and (vi) of the occurrence of any event or passage of time that makes the financial statements included in the Registration Statement ineligible for inclusion therein or any statement made in the Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to the Registration Statement, Prospectus or other documents so that, in the case of the Registration Statement or the Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                (f) Use its best efforts to avoid the issuance of, or, if issued, obtain the withdrawal of (i) any order suspending the effectiveness of the Registration Statement, or (ii) any



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suspension of the qualification (or exemption from qualification) of any of the
Registrable Securities for sale in any jurisdiction, at the earliest practicable moment.

                (g) If requested by any managing underwriter or the Holders of a majority in interest of the Registrable Securities to be sold in connection with an Underwritten Offering, (i) promptly incorporate in a Prospectus supplement or post-effective amendment to the Registration Statement such information as such managing underwriters and such Holders reasonably agree should be included therein, and (ii) make all required filings of such Prospectus supplement or such post-effective amendment as soon as practicable after the Company has received notification of the matters to be incorporated in such Prospectus supplement or post-effective amendment; provided, however, that the Company shall not be required to take any action pursuant to this Section 3(g) that would, in the opinion of counsel for the Company, violate applicable law or be materially detrimental to the business prospects of the Company.

                (h) Furnish to each Holder, their Special Counsel and any managing underwriters, without charge, at least one conformed copy of each Registration Statement and each amendment thereto, including financial statements and schedules, all documents incorporated or deemed to be incorporated therein by reference, and all exhibits to the extent requested by such Person (including those previously furnished or incorporated by reference) promptly after the filing of such documents with the Commission.

                (i) Promptly deliver to each Holder, their Special Counsel, and any underwriters, without charge, as many copies of the Prospectus or Prospectuses (including each form of prospectus) and each amendment or supplement thereto as such Persons may reasonably request; and the Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling Holders and any underwriters in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto.

                (j) Prior to any public offering of Registrable Securities, use its best efforts to register or qualify or cooperate with the selling Holders, any underwriters and their Special Counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as any Holder or underwriter requests in writing, to keep each such registration or qualification (or exemption therefrom) effective during the Effectiveness Period and to do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by a Registration Statement; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject or subject the Company to any material tax in any such jurisdiction where it is not then so subject.

                (k) Cooperate with the Holders and any managing underwriters to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be delivered to a transferee pursuant to a Registration Statement, which certificates shall be free, to the extent permitted by the Purchase Agreement and applicable federal and state securities laws,



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of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as any such managing underwriters or Holders may request.

                (l) Upon the occurrence of any event contemplated by Section 3(e)(vi), as promptly as reasonably possible, prepare a supplement or amendment, including a post-effective amendment, to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, neither the Registration Statement nor such Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                (m) Use its best efforts to cause all Registrable Securities relating to each Registration Statement required to be filed hereunder to be listed on the Nasdaq National Market ("NASDAQ") or on any other stock market or trading facility on which the shares of Common Stock are traded, listed or quoted (each a "Subsequent Market") in the time and manner required by the NASDAQ and any Subsequent Market, and shall provide to the Holders evidence of such listing, and the Company shall maintain the listing of its Common Stock thereon. If the number of outstanding Registrable Securities at any time exceeds 85% of the number of shares of Common Stock previously listed on account thereof with NASDAQ and any Subsequent Market, then the Company shall take the necessary actions to list immediately a number of Registrable Securities greater than or equal to the then Current Required Minimum (as defined in the Purchase Agreement) with respect thereto.

                (n) In the event of an Underwritten Offering, enter into such agreements (including an underwriting agreement in form, scope and substance as is customary in Underwritten Offerings) and take all such other actions in connection therewith (including those reasonably requested by any managing underwriters and the Holders of a majority of the Registrable Securities being sold) in order to expedite or facilitate the disposition of such Registrable Securities, which agreements and actions shall be subject to the reasonable approval of counsel of the Company, and (i) make such representations and warranties to such Holders and such underwriters as are customarily made by issuers to underwriters in underwritten public offerings, and confirm the same if and when requested; (ii) in the case of an Underwritten Offering obtain and deliver copies thereof to each Holder and the managing underwriters, if any, of opinions of counsel to the Company and updates thereof addressed to each such underwriter, in form, scope and substance reasonably satisfactory to any such managing underwriters and Special Counsel to the selling Holders covering the matters customarily covered in opinions requested in Underwritten Offerings and such other matters as may be reasonably requested by such Special Counsel and underwriters; (iii) in the case of an Underwritten Offering, if required by the managing underwriters, at the time of delivery of any Registrable Securities sold pursuant thereto, use its best reasonable efforts to obtain and deliver copies to the Holders and the managing underwriters, if any, of "cold comfort" letters and updates thereof from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data is, or is required to be, included in the Registration Statement), addressed to the Company in form and substance as are customary in connection with Underwritten Offerings; (iv) if an underwriting agreement is



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entered into, the same shall contain indemnification provisions and procedures no less favorable to the selling Holders and the underwriters, if any, than those set forth in Section 5 (or such other provisions and procedures acceptable to the managing underwriters, if any, and holders of a majority of Registrable Securities participating in such Underwritten Offering); and (v) deliver such documents and certificates as may be reasonably requested by the Holders of a majority of the Registrable Securities being sold, their Special Counsel and any managing underwriters to evidence the continued validity of the representations and warranties made pursuant to Section 3(n)(i) above and to evidence compliance with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company.

                (o) Make available for inspection by the selling Holders, any representative of such Holders, any underwriter participating in any disposition of Registrable Securities, and any attorney or accountant retained by such selling Holders or underwriters, at the offices where normally kept, during reasonable business hours and upon reasonable notice to the Company, all financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries, and cause the officers, directors, agents and employees of the Company and its subsidiaries to supply all information in each case reasonably requested by any such Holder, representative, underwriter, attorney or accountant in connection with the Registration Statement; provided, however, that any information that is determined in good faith by the Company in writing to be of a confidential nature at the time of delivery of such information shall be kept confidential by such Persons, unless disclosure of such information is required by court or administrative order or is necessary to respond to inquiries of regulatory authorities.

                (p) Comply with all applicable rules and regulations of the Commission.

                (q) The Company may require each selling Holder to furnish to the Company such information regarding the distribution of such Registrable Securities and the beneficial ownership of Common Stock held by such Holder as the Company may from time to time reasonably request in writing, and the Company may exclude from such registration the Registrable Securities of any Holder who unreasonably fails to furnish such information within a reasonable time after receiving such request. If the Registration Statement refers to any Holder by name or otherwise as the holder of any securities of the Company, then such Holder shall have the right to require the deletion of the reference to such Holder in any amendment or supplement to the Registration Statement filed or prepared subsequent to the time that such reference ceases to be required by the Securities Act or any similar Federal statute then in force.

                Each Holder agrees that, other than ordinary course brokerage arrangements, in the event it enters into any arrangement with a broker-dealer for the sale of any Registrable Securities through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, such Holder shall promptly deliver to the Company in writing all applicable information required in order for the Company to be able to timely file a supplement to the Prospectus pursuant to Rule 424(b) under the Securities Act. Such information shall include a description of (i) the name of such Holder and of the participating broker-dealer(s), (ii) the number of Registrable Securities involved, (iii) the price at which such Registrable Securities were or are to be sold, and (iv) the commissions paid or to be paid or discounts or concessions allowed or to be allowed to such broker-dealer(s), where applicable.



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        4. Registration Expenses

                (a) All fees and expenses incident to the performance of or compliance with this Agreement by the Company, except as and to the extent specified in Section 4(b), shall be borne by the Company whether or not pursuant to an Underwritten Offering and whether or not the Registration Statement is filed or becomes effective and whether or not any Registrable Securities are sold pursuant to the Registration Statement. The fees and expenses referred to in the foregoing sentence shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses
(A) with respect to filings required to be made with the NASDAQ and any Subsequent Market on which the Common Stock is then listed for trading, and (B) in compliance with state securities or Blue Sky laws (including, without limitation, fees and disbursements of counsel for the Holders in connection with Blue Sky qualifications or exemptions of the Registrable Securities and determination of the eligibility of the Registrable Securities for investment under the laws of such jurisdictions as the managing underwriters, if any, or the Holders of a majority of Registrable Securities may designate)), (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities and of printing prospectuses if the printing of prospectuses is requested by the managing underwriters, if any, or by the holders of a majority of the Registrable Securities included in the Registration Statement), (iii) messenger, telephone and delivery expenses of the Company, (iv) fees and disbursements of counsel for the Company and Special Counsel for the Holders (not to exceed $7,500), (v) Securities Act liability insurance, if the Company so desires such insurance, and (vi) fees and expenses of all other Persons retained by the Company in connection with the consummation of the transactions contemplated by this Agreement. In addition, the Company shall be responsible for all of its internal expenses incurred in connection with the consummation of the transactions contemplated by this Agreement (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit, the fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange as required hereunder.

                (b) If the Holders require an Underwritten Offering pursuant to the terms hereof, the Company shall be responsible for all costs, fees and expenses in connection therewith, except for the fees and disbursements of the Underwriters (including any underwriting commissions and discounts) and their legal counsel and accountants. By way of illustration which is not intended to diminish from the provisions of Section 4(a), the Holders shall not be responsible for, and the Company shall be required to pay, the fees or disbursements incurred by the Company (including by its legal counsel and accountants) in connection with, the preparation and filing of a Registration Statement and related Prospectus for such offering, the maintenance of such Registration Statement in accordance with the terms hereof, the listing of the Registrable Securities in accordance with the requirements hereof, and printing expenses incurred to comply with the requirements hereof.


        5. Indemnification

                (a) Indemnification by the Company. The Company shall, notwithstanding any termination of this Agreement, indemnify and hold harmless each Holder, the officers, directors, agents (including any underwriters retained by such Holder in connection with the offer and sale of Registrable Securities), investment advisors and employees of each of them, each Person who controls any such Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, agents and employees of each such controlling Person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, costs of preparation and reasonable attorneys' fees) and expenses (collectively, "Losses"), as incurred, arising out of or relating to any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any Prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, except to the extent, but only to the extent, that (1) such untrue statements or omissions are based solely upon information regarding such Holder furnished in writing to the Company by such Holder expressly for use therein, or to the extent that such information relates to such Holder or such Holder's proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by such Holder expressly for use in the Registration Statement, such Prospectus or such form of Prospectus or in any amendment or supplement thereto or (2) in the case of an occurrence of an event of the type specified in Section 3(e)(ii)-(vi), the use by such Holder of an outdated or defective Prospectus after the Company has notified such Holder in writing that the Prospectus is outdated or defective and prior to the receipt by such Holder of the Advice contemplated in Section 6(e). The Company shall notify the Holders promptly of the institution, threat or assertion of any Proceeding of which the Company is aware in connection with the transactions contemplated by this Agreement.

                (b) Indemnification by Holders. Each Holder shall, severally and not jointly, indemnify and hold harmless the Company, its directors, officers, agents and employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling Persons, to the fullest extent permitted by applicable law, from and against all Losses (as determined by a court of competent jurisdiction in a final judgment not subject to appeal or review) arising solely out of or based solely upon any untrue statement of a material fact contained in the Registration Statement, any Prospectus, or any form of prospectus, or in any amendment or supplement thereto, or arising solely out of or based solely upon any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading to the extent, but only to the extent, that such untrue statement or omission is contained in any information so furnished in writing by such Holder to the Company specifically for inclusion in the Registration Statement or such Prospectus or to the extent that such information relates to such Holder or such Holder's proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by such Holder expressly for use in the Registration Statement, such Prospectus or such form of Prospectus, or in any amendment or supplement thereto. In no event shall the liability of any selling Holder hereunder be greater in amount than the dollar amount of the net proceeds received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

                (c) Conduct of Indemnification Proceedings. If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an "Indemnified Party"), such Indemnified Party shall promptly notify the Person from whom indemnity is sought (the

"Indemnifying Party") in writing, and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof; provided, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have proximately and materially adversely prejudiced the Indemnifying Party.

                An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (1) the Indemnifying Party has agreed in writing to pay such fees and expenses; or (2) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding; or (3) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and such counsel shall be at the expense of the Indemnifying Party). The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding.

                All fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section) shall be paid to the Indemnified Party, as incurred, within ten (10) Business Days of written notice thereof, which notice may be given no more than once a month, to the Indemnifying Party (regardless of whether it is ultimately determined that an Indemnified Party is not entitled to indemnification hereunder; provided, that the Indemnifying Party may require such Indemnified Party to undertake to reimburse all such fees and expenses to the extent it is finally judicially determined that such Indemnified Party is not entitled to indemnification hereunder).

                (d) Contribution. If a claim for indemnification under Section 5(a) or 5(b) is unavailable to an Indemnified Party (by reason of public policy or otherwise), then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in Section 5(c), any reasonable attorneys' or other reasonable fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section was available to such party in accordance with its terms.

                The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 5(d), no Holder shall be required to contribute, in the aggregate, any amount in excess of the amount by which the proceeds actually received by such Holder from the sale of the Registrable Securities subject to the Proceeding exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

                The indemnity and contribution agreements contained in this Section are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties.


        6. Miscellaneous

                (a) Remedies. In the event of a breach by the Company or by a Holder, of any of their obligations under this Agreement, each Holder or the Company, as the case may be, in addition to being entitled to exercise all rights granted by law and under this Agreement, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company and each Holder agree that monetary damages would not provide adequate compensation for any losses incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agree that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate.

                (b) No Inconsistent Agreements. Neither the Company nor any of its subsidiaries has entered, as of the date hereof, nor shall the Company or any of its subsidiaries enter, on or after the date of this Agreement, into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. Except as and to the extent specified in Schedule 6(b) hereto, neither the Company nor any of its subsidiaries has previously entered into any agreement granting any registration rights with respect to any of its securities to any Person that have not been satisfied in full. Without limiting the generality of the foregoing, without the written consent of the Holders of a majority of the then outstanding Registrable Securities, the Company shall not grant to any Person the right to request the Company to register any securities of the Company under the Securities Act unless the rights so granted are subject in all respects to the prior satisfaction in full of the rights of the Holders set forth herein, and are not otherwise in conflict or inconsistent with the provisions of this Agreement. Notwithstanding anything herein to the contrary, the parties agree that the granting by the Company of registration rights in connection with a fixed priced offering of its securities in a private placement transaction with an aggregate sum of up to $30,000,000, or any offering of its securities that occurs after the 180th Trading Day following the Closing Date will not violate this provision.

                (c) No Piggyback on Registrations. Except as and to the extent specified in Schedule 6(c) hereto, neither the Company nor any of its security holders (other than the Holders in such capacity pursuant hereto) may include securities of the Company in the Registration Statement other than the Registrable Securities, and the Company shall not, without the written consent of the Holders of a majority of the then outstanding Registrable Securities, after the date hereof enter into any agreement providing any such right to any of its security holders.

                (d) Compliance. Each Holder covenants and agrees that it will comply with the prospectus delivery requirements of the Securities Act as applicable to it in connection with sales of Registrable Securities pursuant to the Registration Statement.

                (e) Discontinued Disposition. Each Holder agrees by its acquisition of such Registrable Securities that, upon receipt of a notice from the Company of the occurrence of any event of the kind described in Sections 3(e)(ii), 3(e)(iii), 3(e)(iv), 3(e)(v) or 3(e)(vi), such Holder will forthwith discontinue disposition of such Registrable Securities under the Registration Statement until such Holder's receipt of the copies of the supplemented Prospectus and/or amended Registration Statement contemplated by Section 3(l), or until it is advised in writing (the "Advice") by the Company that the use of the applicable Prospectus may be resumed, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus or Registration Statement. The Company may provide appropriate stop orders to enforce the provisions of this paragraph.

                (f) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the same shall be in writing and signed by the Company and the Holders of at least two-thirds of the then outstanding Registrable Securities. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders and that does not directly or indirectly affect the rights of other Holders may be given by Holders of at least a majority of the Registrable Securities to which such waiver or consent relates; provided, however, that the provisions of this sentence may not be amended, modified, or supplemented except in accordance with the provisions of the immediately preceding sentence.

                (g) Piggy-Back Registrations. If at any time when there is not an effective Registration Statement covering all of the Registrable Securities then outstanding and the Company shall determine to prepare and file with the Commission a registration statement relating to an offering of its securities for its own account, then the Company shall send to each Holder of Registrable Securities written notice of such determination and, if within twenty (20) days after receipt of such notice, any such holder shall so request in writing, the Company shall include in such registration statement all or any part of such Registrable Securities such holder requests to be registered. If any registration of the Company pursuant to this Section 6(g) is for a registered public offering involving an underwriting, the right of any Holder to registration shall be conditioned upon such Holder's entering into an underwriting agreement and/or lock-up agreement in customary forms with the representative of the underwriter or underwriters.

                (h) Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section prior to 5:00 p.m. (California time) on a Business Day, (ii) the Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in the Purchase Agreement later than 5:00 p.m. (California time) on any date and earlier than 11:59 p.m. (California time) on such date, (iii) the Business Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) if sent other than by the methods set forth in (i)-(iii) of this section, upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as follows:

       If to the Company:               NeoTherapeutics, Inc.
                                        157 Technology Drive
                                        Irvine, California 92618
                                        Facsimile No.: (949) 788-6706
                                        Attn: Chief Financial Officer

       With copies to:                  Latham & Watkins
                                        650 Town Center Drive, Suite 2000
                                        Costa Mesa, CA 92626-1925
                                        Facsimile No: (714) 755-8290
                                        Attn: Alan W. Pettis, Esq.

       If to any other Person who is
       then the registered Holder:      To the address of such Holder as it
                                        appears in the stock transfer books of
                                        the Company or such other address as
                                        may be designated in writing hereafter,
                                        in the same manner, by such Person.

                (i) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties and shall inure to the benefit of each Holder. The Company may not assign its rights or obligations hereunder without the prior written consent of each Holder. Each Holder may assign their respective rights hereunder in the manner and to the Persons as permitted under this Agreement and the Purchase Agreement.

                (j) Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same Agreement. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.

                (k) Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

                (l) Cumulative Remedies. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

                (m) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

                (n) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                (o) Shares Held by the Company and its Affiliates. Whenever the consent or approval of Holders of a specified percentage of Registrable Securities is required hereunder, Registrable Securities held by the Company or its Affiliates (other than any Holder or transferees or successors or assigns thereof if such Holder is deemed to be an Affiliate solely by reason of its holdings of such Registrable Securities) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

                (p) Entire Agreement. This Agreement and the Purchase Agreement are intended by the Parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein with respect to the registration rights granted by the Company with respect to the securities sold pursuant to the

Purchase Agreement. This Agreement and the Purchase Agreement supersede all prior agreements and understandings between the parties with respect to such subject matter.

                (q) Independent Nature of Holders' Obligations and Rights. The obligations of each Holder hereunder is several and not joint with the obligations of any other Holder hereunder, and no Holder shall be responsible in any way for the performance of the obligations of any other Holder hereunder. Nothing contained herein or in any other agreement or document delivered at any closing, and no action taken by any Holder pursuant hereto or thereto, shall be deemed to constitute the Holders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Holders are in any way acting in concert with respect to such obligations or the transactions contemplated by this Agreement. Each Holder shall be entitled to protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other Holder to be joined as an additional party in any proceeding for such purpose.


                   [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
                           SIGNATURE PAGES TO FOLLOW]

                IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

                                       NEOTHERAPEUTICS, INC.


                                       /s/ Samuel Gulko
                                       -----------------------------------------
                                       Samuel Gulko
                                       Chief Financial Officer



                                       SOCIETE GENERALE


                                       By:      /s/ Guillaume Pollet
                                           -------------------------------------
                                       Name:    Guillaume Pollet
                                             -----------------------------------
                                       Title:   Managing Director
                                              ----------------------------------

                                       Address:
                                       c/o SG Cowen Securities Corporation
                                       1221 Avenue of the Americas
                                       New York, New York  10020
                                       Facsimile: (212) 278-5467
                                       Attn: Guillaume Pollet

                                    EXHIBIT A

                              PLAN OF DISTRIBUTION


                The Selling Stockholder and any of its pledgees, assignees and successors-in-interest may, from time to time, sell any or all of its shares of Common Stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Stockholder may use any one or more of the following methods when selling shares:

        - ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

        - block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

        - purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

        - an exchange distribution in accordance with the rules of the applicable exchange;

        -       privately negotiated transactions;

        -       short sales;

        - broker-dealers may agree with the Selling Stockholder to sell a specified number of such shares at a stipulated price per share;

        -       a combination of any such methods of sale; and

        -       any other method permitted pursuant to applicable law.

                The Selling Stockholder may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

                The Selling Stockholder may also engage in short sales against the box, puts and calls and other transactions in securities of the Company or derivatives of Company securities and may sell or deliver shares in connection with these trades. The Selling Stockholder may pledge its shares to their brokers under the margin provisions of customer agreements. If a Selling Stockholder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares. The Selling Stockholder has advised the Company that it has not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of its shares other than ordinary course brokerage arrangements, nor is there an underwriter or coordinating broker acting in connection with the proposed sale of shares by the Selling Stockholder.

                Broker-dealers engaged by the Selling Stockholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholder (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The Selling Stockholder does not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

                The Selling Stockholder and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

                The Company is required to pay all fees and expenses incident to the registration of the shares, including fees and disbursements of counsel to the Selling Stockholder. The Company has agreed to indemnify the Selling Stockholder against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

                Upon the Company being notified by a Selling Stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of each such Selling Stockholder and of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such shares were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (vi) other facts material to the transaction. In addition, upon the Company being notified by a Selling Stockholder that a donee or pledgee intends to sell more than 500 shares, a supplement to this prospectus will be filed.

                The Company has advised the Selling Stockholder that the anti-manipulative provisions of Regulation M promulgated under the Exchange Act may apply to its sales of the shares offered hereby.



                                       2